Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 31, 2020, in the Registration Statement (Form S-1) and related Prospectus of Kronos Bio, Inc.
/s/ Ernst & Young LLP
San Jose, California
September 18, 2020
A member firm of Ernst & Young Global Limited